CONSENT TO ASSIGNMENT
AND FIRST AMENDMENT
This Consent to Assignment and First Amendment (this “Consent”) is made as of September __, 2023, by ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), to CODEXIS, INC., a Delaware corporation (“Tenant”), and VAXCYTE, INC., a Delaware corporation (“Assignee”), with reference to the following Recitals.
R E C I T A L S
A.    Landlord and Tenant are parties to that certain Lease Agreement dated January 29, 2021 (the “Lease”). Pursuant to the Lease, Tenant leases from Landlord certain premises containing approximately 36,593 rentable square feet, consisting of (i) Suite 100A containing approximately 18,817 rentable square feet, and (ii) Suite 200B containing approximately 17,776 rentable square feet (the “Premises”) in that certain building located at 825 Industrial Road, San Carlos, California (the “Building”). Capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.
B.    Tenant desires to assign its interest in the Lease and the Premises demised thereunder, to Assignee, all as more particularly described in and pursuant to the provisions of that certain ASSIGNMENT AND ASSUMPTION OF LEASE dated as of September 1, 2023 (the “Assignment Agreement”), a copy of which is attached hereto as Exhibit A.
C.    Tenant and Assignee desire to obtain Landlord’s consent to the assignment of the Lease to Assignee (the “Assignment”) as contemplated in the Assignment Agreement.
D.     Tenant and Assignee have requested certain other modifications to the Lease, and Landlord desires to accommodate such request, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Assignment and the amendments to the Lease contemplated herein; such consent being subject to and upon the following terms and conditions to which Tenant and Assignee hereby agree:
1.Consent to Assignment.
1.1.This Consent shall not be effective and the Assignment shall not be valid nor shall Assignee take possession of the Premises unless and until Landlord shall have received: (a) counterparts of this Consent executed by Tenant and Assignee, and (b) on or before the Effective Date (as defined in the Assignment Agreement)(the “Assignment Date”) Tenant shall deliver to Landlord the then full outstanding principal balance of TI Rent remaining unpaid under the Lease as of such date of payment. Tenant and Assignee represent and warrant to Landlord that the copy of the Assignment Agreement attached hereto as Exhibit A is true, correct and complete. Assignee shall deliver to Landlord an insurance certificate satisfying the requirements of the Lease prior to the earlier of: (x) Assignee accessing the Premises under the Assignment Agreement, or (y) the Assignment Date.
1.2.Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Assignment Agreement, all of which shall be subordinate and at all times subject to all of the covenants, agreements, terms, provisions and conditions contained in the Lease and this Consent.
1.3.Nothing contained herein or in the Assignment Agreement shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Assignee’s obligation to obtain any required consents for any other or future assignments or sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease, and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord, Tenant and Assignee to be in full force and effect, subject
755200854.12    1

to the terms of this Consent. Nothing contained herein shall release Tenant from any obligations of Tenant accruing under the Lease prior to the Assignment Date and/or any obligations that would survive the expiration or earlier termination of the Lease had the Lease terminated on the day immediately preceding the Assignment Date (collectively, the "Tenant Surviving Obligations”). Except for the Tenant Surviving Obligations, Landlord hereby releases Tenant from any and all obligations and liabilities under the Lease that first accrue from and after the Assignment Date.
1.4.Notwithstanding anything in the Assignment Agreement to the contrary:
a.    Commencing on the Assignment Date, Assignee does hereby expressly assume and agree to be bound by the Lease and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease accruing from and after the Assignment Date.
b.    Tenant and Assignee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Assignment Agreement and this Consent, the terms of this Consent shall control.
1.5.The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.
1.6.Concurrent with Tenant’s delivery of an executed counterpart of this Consent to Landlord, Tenant shall, pursuant to the terms of Section 22(b) of the Lease, pay to Landlord a fee in the amount of $2,500 in consideration of Landlord’s review of the Assignment Agreement and preparation of this Consent.
1.7.Tenant and Assignee agree that the Assignment Agreement will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any modification or amendment of the Assignment Agreement without Landlord’s prior written consent shall be void and of no force or effect.
1.8.Tenant shall provide written notice to Landlord: (i) at least (5) business days prior to the Assignment Date, or (ii) within three (3) business days following Assignee’s exercise of its right to terminate the Assignment pursuant to Section 3 of the Assignment Agreement.
2.Lease Amendment. Effective as of the Assignment Date, Landlord and Assignee hereby agree that the Lease is hereby amended as follows:
2.1.Base Rent. On or before the Assignment Date, Tenant shall deliver to Landlord Base Rent for the period commencing on the Assignment Date through the date which is 3 months after the Assignment Date (the “Base Rent Abatement Amount”). Notwithstanding anything to the contrary contained in the Lease, Assignee, as “Tenant” under the Lease, shall not be required to pay Base Rent for the period commencing on the Assignment Date through the date which is 3 months after the Assignment Date and Landlord shall apply the Base Rent Abatement Amount actually delivered by Tenant to the Base Rent payable under the Lease during such period.
2.2.Security Deposit.
a.    Commencing on the Assignment Date, the defined term “Security Deposit” on page 1 of the Lease shall be amended to read as follows:
“Security Deposit: $220,655.79”
b.    As of the date hereof, Landlord holds a Letter of Credit in the amount of $415,696.48 (the “Codexis Letter of Credit”). Within ten (10) business days after the Assignment Date, Landlord shall execute any documentation reasonably required for the cancelation of the Codexis Letter of Credit (and, if required by the issuer thereof for cancelation, return the original thereof). On or before the Assignment Date, Assignee shall deliver to Landlord a Security Deposit in the amount of Two Hundred Twenty
755200854.12    2

Thousand, Six Hundred Fifty-Five and 79/100 Dollars ($220,655.79), in the form of a Letter of Credit satisfying the requirements set forth in the Lease. Notwithstanding the foregoing, if Assignee is delayed in delivering to Landlord such Security Deposit, Landlord shall have the right to continue to hold the Codexis Letter of Credit until the date which is ten (10) business days after Assignee delivers to Landlord such Security Deposit. If Assignee has not delivered such Security Deposit within thirty (30) days after the Assignment Date, Landlord shall have the right, but not the obligation, to draw on the Codexis Letter of Credit in the amount of the Security Deposit and hold such proceeds until the date which is ten (10) business days after Assignee delivers to Landlord such Security Deposit (at which time Landlord shall return such proceeds to Tenant).
c.    Notwithstanding anything to the contrary contained in Section 40 of the Lease, if Assignee exercises the Extension Right pursuant to the terms and conditions set forth in Section 40 of the Lease, Landlord may require that Assignee either (i) renew or extend the existing Letter of Credit, or (ii) provide a new Letter of Credit, pursuant to the terms and conditions set forth in Section 6 of the Lease.
2.3.Additional TI Allowance. Section 4(b) of the Lease is hereby deleted in its entirety and have no further force or effect.
2.4.Alterations. In accordance with the terms of Section 12 of the Lease, Tenant shall not be required to remove or restore the Tenant Improvements, or any other alterations or improvements existing in the Premises as of the date of this Consent, at the expiration or earlier termination of the Term, nor shall Tenant have the right to remove any of the Tenant Improvements, or any other alterations or improvements existing in the Premises as of the date of this Consent, at any time during the Term or upon the expiration or earlier termination of the Term.
2.5.Right to Expand. Section 39 of the Lease is hereby deleted in its entirety and have no further force or effect.
2.6.Extension Right. Section 40 of the Lease shall remain in full force and effect. Notwithstanding the provisions of Section 40(c) of the Lease, Landlord hereby consents to the assignment of the Extension Right to Assignee and Section 40(c) of the Lease shall remain in full force and effect.
Landlord and Assignee hereby agree that except for the Tenant Surviving Obligations, Landlord hereby releases Tenant from any and all obligations and liabilities under the Lease that accrue from and after the Assignment Date, including, without limitation any exercise of the Extension Right, expansion of the Premises, extension of the term of the Lease or any further amendment or modification of the Lease.
3.Condition of the Premises. As between Landlord and Tenant, Tenant shall be required to deliver the Premises to Assignee on the Assignment Date in the same condition that Tenant would have been required to surrender the Premises to Landlord at the expiration of the Term, including, without limitation, completion of the Decommissioning and HazMat Closure Plan with respect to Tenant’s lab operations in the Premises. Tenant shall not remove from the Premises any of the Tenant Improvements or any other alterations or improvements permitted by the Lease existing as of the date of this Consent.
4.Representations and Warranties; Acknowledgment of Commencement Date.
4.1.Tenant. Tenant hereby represents and warrants to Landlord and Assignee that, as of the date of this Consent, to Tenant’s knowledge, without duty of investigation or inquiry, (i) Landlord is not in default under the Lease, (ii) no consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required of Tenant that has not been obtained in connection with the Assignment or this Consent, (iii) the individuals executing this Consent and the instruments referenced herein on behalf of Tenant and the partners, officers or trustees of Tenant, if any, have the legal power, right, and actual authority to bind Tenant to the terms and conditions hereof and thereof, and (iv) there are no modifications to the Lease except as expressly set forth in this Consent.
4.2.Assignee. Assignee hereby represents and warrants to Landlord and Tenant that, as of the date of this Consent, to Assignee’s knowledge, without duty of investigation or inquiry,
755200854.12    3

(i) no consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required of Assignee that has not been obtained in connection with the Assignment or this Consent, and (ii) the individuals executing this Consent and the instruments referenced herein on behalf of Assignee and the partners, officers or trustees of Assignee, if any, have the legal power, right, and actual authority to bind Assignee to the terms and conditions hereof and thereof.
4.3.Landlord. Landlord hereby represents and warrants to Tenant and Assignee that, as of the date of this Consent, to Landlord’s knowledge, without duty of investigation or inquiry, (i) Tenant is not in default under the Lease, (ii) no consent of any partner, shareholder, creditor, investor, judicial or administrative body, authority or other party is required of Landlord in connection with this Consent that has not been obtained, (iii) the individuals executing this Consent and the instruments referenced herein on behalf of Landlord and the partners, officers or trustees of Landlord, if any, have the legal power, right, and actual authority to bind Landlord to the terms and conditions hereof and thereof, and (iv) there are no modifications to the Lease except as expressly set forth in this Consent.
4.4.Acknowledgment of Commencement Date. Pursuant to that certain Acknowledgement of Commencement Date dated as of December 5, 2022 executed by Landlord and Tenant, the Commencement Date of the Base Term of the Lease occurred on November 30, 2021 and the termination date of the Base Term under the Lease is November 30, 2031.
5.Miscellaneous.
5.1.This Consent may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Consent and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
5.2.This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the state in which the Premises is located, without regard to its principles of conflicts of law.
5.3.Each of Tenant and Assignee are currently (a) in compliance with and, with respect to the Assignee, shall at all times during the Term of the Lease remain, in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and, with respect to the Assignee, shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
5.4.Tenant shall pay any broker commissions or fees that may be payable as a result of the Assignment pursuant to a separate agreement and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Assignment which result from the actions of Tenant. Assignee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Assignment which result from the actions of Assignee.
5.5.Section 41(p) of the Lease entitled “California Accessibility Disclosure” is hereby incorporated by reference.
755200854.12    4

5.6.Tenant and Assignee acknowledge that Landlord’s business operations are proprietary to Landlord.  Absent prior written consent from Landlord, Tenant and Assignee shall hold confidential and will not disclose to third parties, and shall require their respective agents, assignees, sublessees, employees, invitees and contractors, to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord. Notwithstanding the foregoing, Tenant and Assignee may disclose such information (x) to Tenant’s or Assignee’s respective employees, board of directors, committees, lenders, investors, third parties, consultants and advisors as reasonably required in the ordinary course of Tenant’s or Assignee’s respective operations, provided that each of Tenant and Assignee shall request that such parties treat the information as confidential, (y) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, and (z) where required in connection with a dispute resolution proceeding between the parties.
5.7.Any notice given by Landlord to Tenant or Assignee following the Assignment Date may be delivered by (i) reputable overnight courier, or (ii) hand delivery with signature confirming receipt to the following address:
Tenant’s notice address following the Assignment Date:
Codexis, Inc.
400 Penobscot Drive
Redwood City, California 94063
Attention: Chief Operating Officer
With a copy to:
Codexis, Inc.
400 Penobscot Drive
Redwood City, California 94063
Attention: General Counsel
Assignee’s notice address following the Assignment Date:
Vaxcyte, Inc.
825 Industrial Road, 3rd Floor
San Carlos, California 94070
Attention: Chief Executive Officer
With a copy to:
Vaxcyte, Inc.
825 Industrial Road, 3rd Floor
San Carlos, California 94070
Attention: General Counsel
[Signature Page Follows]

755200854.12    5

IN WITNESS WHEREOF, Landlord, Tenant and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.
LANDLORD:                ARE-SAN FRANCISCO NO. 63, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member
By:    ARE-QRS CORP.,
a Maryland corporation,
general partner
    By:
Its:
TENANT:    CODEXIS, INC.,
a Delaware corporation
By:
Name:    Kevin Norrett
Its:    Chief Operating Officer
□ I hereby certify that the signature, name, and title
above are my signature, name and title.
CODEXIS, INC.,
a Delaware corporation
By:
Name:    Sri Ryali
Its:     CFO
□ I hereby certify that the signature, name, and title
above are my signature, name and title.
ASSIGNEE:    VAXCYTE, INC.,
a Delaware corporation
By:
Name:
Its:
□ I hereby certify that the signature, name, and title
above are my signature, name and title.
755200854.12    6

Exhibit A

Copy of Assignment Agreement

(See Attached)

[*]